UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 688-5201

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form8-K/A updates information provided on a Form 8-K dated March 9, 2011 relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with Multi-Fineline Electronix, Inc.’s (the “Company”) Annual Meeting of Stockholders held on March 9, 2011 (the “Annual Meeting”).

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported, at the Annual Meeting, a non-binding advisory vote was taken on the frequency of future advisory votes regarding the compensation of the Company’s executive officers. A majority of the shares voted for holding such advisory votes on an annual basis.

The Compensation Committee of the Company’s Board of Directors has determined that at the present time the Company will include a shareholder vote on the compensation of executives in its proxy materials every year, until the next required vote on the frequency of shareholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: August 4, 2011
	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer